DEED OF LEASE


        THIS DEED OF LEASE, is hereby made and entered into as of the 17th day of November, 1997, by and between Figgie International Real Estate Inc., a corporation registered in the State of Delaware in the United States of America ("Lessor"), and Snorkel Elevating Work Platforms Limited, a corporation having its registered office in Levin, New Zealand ("Lessee").


                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Asset Purchase Agreement between Lessor, Lessee and the other parties named therein dated as of July 19, 1997, as amended (the "Purchase Agreement"), Lessor has agreed to sell and Lessee has agreed to purchase certain assets and the business, as a going concern (the "Business"), of the Snorkel division of Figgie International, Inc., a Delaware corporation and an affiliate of Lessor (the "Seller"); and

         WHEREAS, in accordance with the terms of the Purchase Agreement, Lessor has agreed to provide Lessee with the right to lease certain Levin, New Zealand property for ten (10) years with an option to purchase such property pursuant to the terms set forth herein (the "Lease").

         NOW, THEREFORE, in consideration of the covenants, conditions, agreements and stipulations herein contained and in the Purchase Agreement, the parties hereto agree as follows:

         1. Lease and Term. Lessor does hereby lease unto Lessee the premises described on Schedule A attached hereto. To have and to hold such premises, together with all of Lessor's rights and easements appurtenant thereto, buildings and other improvements now or hereafter erected on the premises (the "Premises") for a term which commences on the date hereof and ends on the tenth
(10th) anniversary of the date hereof; provided, however, that Lessee shall have the right to terminate this Lease at any time by providing (a) Lessor with sixty
(60) days advance written notice of termination or (b) the Seller with thirty
(30) days advance written notice pursuant to Section 7.6(d) of the Purchase Agreement.

         2. Quiet Enjoyment and Representations by Lessee. Lessor hereby covenants not to interfere with and to permit Lessee full, complete and quiet enjoyment of the Premises throughout the term of this Lease. In addition, Lessor covenants that it will not take any actions which would restrict or impede its ability to perform its obligation hereunder including, without limitation, mortgaging or encumbering its title to the Premises. Lessor makes no other representations and warranties (other than those made in the Purchase Agreement) with respect to the Premises.

         3. Fixed Rent. Lessee, in consideration of its right to use and enjoy the Premises as aforesaid, covenants and agrees to pay unto Lessor in lawful currency of the United States of America, rent of One Thousand Two Hundred Dollars ($1,200.00) per year ("Fixed Rent"), payable annually in advance on the first day of each year throughout the term of this Lease.



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


         4. Payment of Other Expenses. It is understood and agreed that this Lease is a "triple net lease", and that, throughout the term of this Lease, in addition to the Fixed Rent, Lessee will pay, or cause to be paid, all real estate taxes and assessments and all costs and expenses incurred in connection with or relating to the ownership or operation of the Premises, including but not limited to all insurance and utility costs relating to the Premises. Lessee shall have the right to pay all "triple net" expenses, including but not limited to real estate taxes and assessments, directly to the supplier or governmental entity or assessor; provided that upon request therefor, Lessee promptly provides Lessor with proof of payment of all such "triple net" expenses. Upon its receipt of any bills or notices relating to such expenses, including but not limited to those regarding real estate taxes and assessments, the receiving party shall promptly send copies of such bills and notices to the other party.

         5. Maintenance, Alterations and Ownership of Improvements. Lessee shall maintain the Premises (except with respect to those environmental matters for which Lessee is not providing Lessor with indemnification hereunder), including any buildings or improvements now or hereinafter erected on the Premises, in compliance with applicable laws in all material respects. In the event that Lessor notifies Lessee that Lessee's use of the Premises will violate the terms of Lessor's credit agreements (and Lessor represents that it has no present knowledge of any such violation), Lessee and Lessor agree to reasonably cooperate with each other in an effort to prevent the occurrence of any such violation; provided that, Lessee shall not be obligated to incur any unreasonable expense or take any action which could reasonably be expected to have a material adverse effect on its use and operation of the Premises. Lessor shall have no obligation to maintain any buildings or improvements now or hereinafter erected on the Premises. Lessee shall have, and is hereby granted, the right to alter the interior of any building and to demolish or otherwise modify the Premises as it sees fit; provided that, with respect to structural alterations, demolitions or modifications only, all plans and specifications in connection therewith are provided to Lessor in advance and that all alterations, demolitions or modifications are conducted in compliance with applicable law in all material respects. Upon the expiration or termination of this Lease, any and all improvements located on the Premises shall remain the sole property of Lessor. All personal property, such as machinery and operating equipment, located on the Premises and owned by Lessee shall remain the property of Lessee and will be removed by it, at its expense, within twenty (20) days following the expiration of this Lease. Lessee agrees that if it should remove any of its personal property from the Premises that such removal will be conducted in compliance with applicable laws in all material respects. Any such personal property not removed from the Premises by Lessee within twenty (20) days following the expiration of this Lease shall become the property of Lessor. For purposes of this Agreement, the term "Holdover Period" shall mean the period of time following the expiration of the Lease, not to exceed twenty days, in which any personal property of the Lessee remains on the Premises. Lessee agrees that it will continue to maintain, during the Holdover Period, those insurance policies contemplated by Section 7 hereof.

         6. Return of Premises. Lessee agrees that any improvements existing on the Premises as of the date hereof and remaining on the Premises at the Lease expiration or termination shall be returned to the condition such improvements were in when Lessee's occupancy began, subject to deterioration and depreciation of the Premises occasioned by the passage of time, wear and tear from reasonable use, and any alterations made in accordance with the terms of Section 5 hereof; it being expressly acknowledged that Lessee shall return the Premises to Lessor in a condition that is in compliance with applicable laws in all material respects; it also being expressly acknowledged that Lessee has no continuing obligation to use or maintain the Premises, except to the extent necessary to comply with applicable laws in all material respects.

         7. Insurance.

            (a) Lessee, at its sole cost and expense, will during the term of this Lease keep any buildings and improvements on the Premises insured against loss or damage by fire and against loss or damage by other risks now embraced by "extended coverage" for an amount not less than eighty percent (80%) of the replacement value of the improvements to be insured.

            (b) Lessee shall, at its cost and expense, secure and maintain General Liability Insurance written on a so called "Comprehensive" General Liability Insurance Form, naming Lessor as an additional insured, covering the Premises against claims on account of bodily injury and property damage incurred upon or about the Premises, with





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


such levels of coverage customary in the case of premises of similar type or locale to the Premises.

            (c) Lessee shall obtain such other insurance or such other amounts against other insurable hazards which at the time are commonly insured against in the case of premises of similar type or locale to the Premises.

            (d) All insurance provided for herein shall be effected under valid and enforceable policies issued by insurers of nationally recognized responsibility. In addition, all insurance policies provided for herein shall contain waiver of subrogation provisions to the extent available without materially increasing Lessee's premium payments. In addition, upon the request of Lessor, Lessee shall promptly provide Lessor with proof of insurance policies required hereunder and evidence of payment for premiums relating thereto.

         8. Discharge of Liens. Lessee will not create or permit to be created, and hereby covenants to discharge any lien, encumbrance or charge upon the Premises, created during the term of this Lease as a result of Lessee's actions or inactions, and Lessee will not suffer any matter or thing whereby Lessor's residual estate or the right, title and interest of Lessor in the Premises is impaired. If, as a result of any action or inaction taken by Lessee, any mechanic's, laborer's or materialmen's lien shall at any time be filed against any part of the Premises, Lessee shall cause the same to be discharged of record within forty-five (45) days after notice to Lessee of the filing thereof.

         9. Condemnation. Lessor and Lessee agree that if the Premises, or any part thereof, shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Lessee shall have no claims against Lessor, and in any such proceeding Lessee may make a claim for any and all compensation, including the value of the trade fixtures, diminished utilization of the Premises, and the value of the unexpired term and other rights of Lessee under this Lease. The full amount of such award shall be retained by Lessee, free of any claim by Lessor to any portion thereof. Notwithstanding the foregoing, nothing herein shall preclude Lessor from making a separate claim against such competent authority for compensation with respect to its loss attributable to such condemnation; provided, that such claim shall not diminish the amount of condemnation compensation to which Lessee is entitled .

         10. Damage. If, during the term of this Lease, any portion of the Premises is damaged or destroyed by fire or otherwise, Lessee shall be under no obligation to rebuild or repair the same, except to the extent necessary to be in compliance with applicable laws relating to the Premises in all material respects. It is expressly acknowledged that all insurance proceeds received as a result of any damage or casualty to any improvements shall be paid to Lessee and applied, to the extent necessary, to satisfy its obligations set forth in this
Section 10.

         11. Assignment. Lessee may assign and/or sublet its rights and interests under this Lease to any Affiliate (hereinafter defined) so long as Lessee shall retain all of its



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


obligations under this Lease. For purposes of this Lease, an "Affiliate" of Lessee means any entity now or hereinafter controlling, controlled by or under common control with Lessee.

         12. Compliance with Laws. Lessee and its Affiliates may use the Premises for the operation of the Business (as defined in the Purchase Agreement) or for any other lawful purpose. During the term of this Lease, Lessee will use and operate the Premises in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, provincial and local) in all material respects.

         13. Indemnification. To the extent it may lawfully do so, Lessee shall indemnify and hold harmless Lessor and Lessor's agents, directors, officers, stockholders, employees, invitees, contractors, mortgagees, successors and assigns from all claims, demands, liabilities, losses, costs, damages, or expenses (including but not limited to attorney's fees) resulting or arising from, (a) Lessee's use and operation of the Premises during the term of this Lease, (b) injuries to persons and/or damage to property occurring during the term of this Lease and (c) violations of any applicable law caused by Lessee during the Holdover Period, except, in either case, if resulting (i) from Lessor's gross negligence or willful misconduct, or (ii) from other matters for which Lessor is responsible pursuant to the Purchase Agreement. Notwithstanding anything herein to the contrary, the Lessee's indemnification obligations with respect to this Section 13 shall continue during any Holdover Period. This
Section 13 shall survive the expiration or termination of this Lease and expire at the end of the relevant statute of limitations period.

         14. Access to Premises. At all times during the term of this Lease, upon reasonable advance notice, Lessor shall have the right (a) to inspect the Premises (escorted by Lessee's personnel) and (b) to have access to the Premises for the purpose of conducting environmental remediation, in either case, at a reasonable hour and under reasonable conditions, and in a manner that will not unreasonably interfere with Lessee's use and operation of the Premises (except as contemplated in Section 7.6 of the Purchase Agreement).

         15. Option to Purchase. Lessee shall have an exclusive option to purchase the Premises (the "Purchase Option") for a period commencing from the date hereof until the earlier to occur of (a) the tenth (10th) anniversary of the Closing Date (as defined in the Purchase Agreement) or (b) ninety (90) days after each discrete part of the Cleanup (as defined in the Purchase Agreement) has been completed pursuant to the provisions of Section 7.6 of the Purchase Agreement (such ninety (90) day period shall be referred to herein as the "Completion Period"); provided that, Lessee is not in breach of any of its indemnification obligations hereunder. It being expressly understood that from the date hereof until the earlier to occur of (a) the tenth (10th) anniversary of the Closing Date or (b) the expiration of the Completion Period, Lessor shall not sell the Premises to any third party. In the event that Lessee has not exercised its Purchase Option within the Completion Period, Lessor and Lessee shall jointly execute and deliver an instrument, in recordable form, stating that the Purchase Option has terminated and Lessor shall be free to sell its rights and interest in the Premises to any third party; provided, however, that
(a)



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


such third party shall acquire title to the Premises subject to the Lessee's leasehold interest and other rights hereunder with the exception of the Purchase Option, which shall terminate by its terms, and (b) Lessor shall remain responsible for all of its obligations under this Lease unless the third party acquiring the Premises has, at the time of such acquisition, and agrees, in writing, with the Lessee, to maintain at all times during this Lease a net worth of at least Fifteen Million New Zealand Dollars (NZ$15,000,000). Lessee's Purchase Option shall be subject to the following terms:

            (a) Lessee shall give Lessor sixty (60) days advance written notice of its election to exercise the Purchase Option.

            (b) The purchase price for the Premises shall be the sum of One Thousand Dollars ($1,000.00).

            (c) Settlement (the "Closing") of the purchase of the Premises shall be at a location mutually agreed upon by the parties, and take place within ninety (90) days of the notice of exercise.

            (d) At the Closing, Lessor shall deliver to Lessee a validly executed Transfer in registrable form that conveys to Lessee the Premises, together with any other documentation reasonably requested by Lessee in connection with the transfer of title, including a certificate, signed by a duly authorized officer of Lessor, in substantially the form as set forth on Schedule B attached hereto.



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


            (e) Lessee shall be responsible for the payment of all registration and stamp duty recording fees and any and all other costs payable in connection with the transfer of title to the Premises to Lessee, but shall not be responsible for any attorneys' fees incurred by Lessor in connection with the Closing. There shall be no closing adjustments because prior to and after the transfer of title to Lessee of the Premises, all costs are to be borne by Lessee.

            (f) Notwithstanding anything to the contrary herein, this Lease shall terminate on the settlement date, and Lessee's rent obligation shall cease as of that date.

            (g) At such time as this Lease shall no longer be in force and effect, Lessee shall have no right to exercise its Purchase Option hereunder, and Lessor and Lessee shall jointly execute and deliver an instrument, in recordable form, stating that the Purchase Option hereunder has terminated.

        16. Right to Re-Enter and Take Possession. It is further agreed that in the event of failure of Lessee to pay Fixed Rent within thirty (30) days after the due date, or to comply with the other material terms of this Lease, subject to compliance with applicable law Lessor shall have the right to enter into and upon the Premises and take possession of the same, but only after giving notice to Lessee of the condition or term Lessee has violated, and only if Lessee has failed to cure such term or condition within thirty (30) days after receipt of such notice (or such longer period as may be required provided Lessee diligently pursues appropriate curing action). In addition to its right to re-enter and take





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


possession, Lessor shall also have the right to terminate this Lease upon any default and exercise any and all other remedies available at law or in equity as a result of a default by Lessee under this Lease.

         17. Notices. All notices, requests, consents and other communications shall be given in the manner and to the addresses set forth in the Purchase Agreement.

         18. Estoppels. Upon the request of either Lessor or Lessee, each will execute and deliver to the other an instrument stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of such party's knowledge, there are then no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of such party to be performed, and that as of such date no default has been declared hereunder by either party hereto and that such party at the time has no knowledge of any factor or circumstances which it might reasonably believe would give rise to a default by either party.

         19. Lessee's Sole Remedy. In the event of a default by Lessor hereunder which remains uncured for thirty (30) days after written notice of default (or such longer period as may be required if Lessee diligently pursues appropriate curing action), Lessee shall be entitled to seek and pursue any and all other remedies available at law or in equity; provided however, that the maximum amount of Lessor's liability for damages or claims



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

hereunder (except for gross negligence or willful misconduct) shall be limited to the value of Lessor's interest in the Premises and any improvement thereon.

         20. Surrender of the Premises. Except as otherwise herein provided, at the expiration of the term of this Lease, Lessee will peaceably yield up to Lessor the Premises and any improvements thereon, in the condition required by this Lease, and subject to no subtenancies.

         21. Lessor's Right to Perform Lessee's Covenants. In the event of any default of Lessee's obligations herein, Lessor may, at its option but without being obligated to do so, perform the same, and the cost thereof shall be immediately due and payable from Lessee to Lessor.

         22. Entire Agreement. This Lease, the Schedules attached hereto and the Purchase Agreement contain the entire agreement between the parties hereto with respect to the Premises and supersede all previous written or oral negotiations, commitments, representations and agreements.

         23. Severability. The provisions of this Lease are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

         24. Binding Agreement. All covenants of the parties contained herein shall be binding upon and inure to the benefit of their respective successors and assigns.



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


         25. No Third Party Beneficiary. This Lease is for the sole benefit of the parties hereto and no other person, entity or political subdivision of any federal, state or local government shall be entitled to rely upon or receive any benefit from this Lease or any provision hereof..

         26. Captions. Captions or titles of the sections of this Lease are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

         27. Execution in Counterparts. This Lease has been executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.




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




         IN WITNESS WHEREOF, the parties hereto have duly executed the foregoing.

Witness                                   FIGGIE INTERNATIONAL REAL
                                          ESTATE INC.


/s/ Michele Morris                        By: /s/ Jerome M. Ferstman
---------------------------------            ---------------------------------
                                              Jerome M. Ferstman, President

/s/ Illegible Signature                   By: /s/ William M. Goellner
---------------------------------             ---------------------------------
                                              Name:  William M. Goellner
                                              Title: Vice President


ATTEST:                                   SNORKEL ELEVATING WORK
                                          PLATFORMS LIMITED



/s/ P. Enoch Stiff                        By: /s/ Philip G. Franklin
---------------------------------             ---------------------------------
Director                                      Name:  Philip G. Franklin
                                              Title: Director

STATE OF NEW YORK           )
----------------------------
                            ) SS:
COUNTY OF NEW YORK          )
----------------------------

         Before me, a Notary Public in and for the aforesaid jurisdiction, personally appeared this date Jerome M. Ferstman and William M. Goellner personally well known (or satisfactorily proven) to me to be the President and Vice President, respectively, of Figgie International Real Estate Inc., corporation registered in the State of Delaware in the United States of America, Lessor in the foregoing Lease bearing date as of the 17th day of November, 1997, who, being by me first duly sworn, did acknowledge that he, being authorized so to do, executed said Lease in the name and on behalf of said Corporation, as its free act and deed for the uses and purposes herein contained.

         WITNESS my hand and official seal this 17th day of November, 1997.


                                        /s/ Jinhee Lee
                                        ---------------------------------------
                                        Notary Public
[Notarial Seal]                         My Commission Expires: Notarial Stamp
                                        Affixed

STATE OF NEW YORK            )
-----------------------------
                             ) SS:
COUNTY OF NEW YORK           )
-----------------------------

         Before me, a Notary Public in and for the aforesaid jurisdiction, personally appeared this date Philip G. Franklin personally well known (or satisfactorily proven) to me to be the Vice President - Finance and CFO of Snorkel Elevating Work Platforms Limited, a corporation having its registered office in Levin, New Zealand, Lessee in the foregoing Lease bearing date as of the 17th day of November, 1997, who, being by me first duly sworn, did acknowledge that he, being authorized so to do, executed said Lease in the name and on behalf of said Corporation, as its free act and deed for the uses and purposes herein contained.

         WITNESS my hand and official seal this 17th day of November, 1997.


                                        /s/ Jinhee Lee
                                        ---------------------------------------
                                        Notary Public
[Notarial Seal]                         My Commission Expires: Notarial Stamp
                                        Affixed